UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 4, 2012
ENVIRONMENTAL CONTROL CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-120682	20-3626387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
85 Kenmount Road, St. John’s, Newfoundland, Canada		A1B 3N7
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(888) 669-3588
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 4, 2012, we entered into a convertible loan agreement with 51633 Newfoundland and Labrador Inc., a Non-US investor, a company controlled by Bert Hickman. Pursuant to the terms of the agreement, the lender has agreed to lend to our company up to Cdn$75,000 in one installment. The loan shall be interest free for the first year and shall bear an interest rate of 10% per annum on the anniversary dates of the advancement date. The loan is due and payable five years from the advancement date and is convertible at a rate of US$.01 per share.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 4, 2012, Bert Hickman was appointed as a director of our company.

Bert Hickman

Bert Hickman is President of Hickman Automotive Group. The Group includes 9 Franchised Automotive dealerships representing Chevrolet, Buick, GMC, Cadillac, Chrysler, Dodge, Jeep, Ram, Nissan, and Volvo Heavy Duty Trucks.

Bert was educated at Lakefield College School in Ontario. After graduating from Lakefield, he attended Georgian College in Barrie, Ontario where he received a diploma in Business Administration – Automotive Marketing.

Upon Graduation from Georgian College in 1990, he returned to Newfoundland and became the General Manager of Hickman Saturn Saab Isuzu. In 2000, he became Vice President of Hickman Motors head office on Kenmount Road. In October 2005, Bert took operational control as President of the Hickman Automotive Group.

Bert is President of the Marketing Advisory Boards for General Motors Dealers in Atlantic Canada. He also serves on the Canadian General Motors Dealer Advisory Board as well as the Canadian Marketing Advisory Board.

Bert’s record of service includes serving on the Board of Directors of Better Business Bureau (BBB), and the Newfoundland and Labrador Crime Stoppers Association, and is Past-President of the St. John’s Automobile Dealers Association. He is a past Rotarian in the Rotary Club of St. John’s East, and has recently served six years on the Board of Directors for the Janeway Children’s Hospital Foundation.

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Our board of directors now consists of Gary Bishop, Nils Rodeblad, Michael J. Mugford, Edward P. Noonan and Bert Hickman. There have been no transactions between our company and Mr. Hickman since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

Item 9.01	Financial Statements and Exhibits.
10.1	Convertible Loan Agreement dated September 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL CONTROL CORP.
/s/ Gary Bishop
Gary Bishop
Interim CEO, CFO and Director

Date:	September 10, 2012

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